As filed with the Securities and Exchange Commission on August 13, 2014
REGISTRATION NO. 811-08920

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940 ☑

AMENDMENT NO. 21

TORCHLIGHT VALUE FUND, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

 475 Fifth Avenue
New York, New York 10017
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE:  (212) 883-2800

Daniel Heflin

Torchlight Investors, LLC

475 Fifth Avenue New York, New York 10017
(NAME AND ADDRESS OF AGENT FOR SERVICE)

Copy To:
Nathan J. Greene, Esq.
Shearman & Sterling LLP
599 Lexington Avenue
New York, New York 10022

TORCHLIGHT VALUE FUND, INC.

475 Fifth Avenue
New York, New York 10017
(212) 883-2800

SUPPLEMENT DATED AUGUST 13, 2014 TO THE STATEMENT OF
ADDITIONAL INFORMATION DATED FEBRUARY 28, 2014

This Supplement modifies the Statement of Additional Information of Torchlight Value Fund, Inc. (the “Fund”).

Effective August 1, 2014, Robert A. Del Monaco has replaced Ramalingam Ganesh as the Fund’s Chief Financial Officer.  All references to Mr. Ganesh are deleted from the Registration Statement.

The Section in the Fund’s Statement of Additional Information entitled “Officers” is revised to delete Mr. Ganesh and to insert Mr. Del Monaco as follows:

Name, Address and Age	Position(s) Held with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years
Robert A. Del Monaco (age 36)	Senior Vice President and Chief Financial Officer	Since August 2014	SVP and CFO of Funds, Torchlight Investors, LLC; formerly, CFO, Czech Asset Management, L.P. and Executive Director/Controller, FrontPoint Partners, L.P.

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The information in this Supplement modifies the Fund’s Statement of Additional Information dated February 28, 2014.